EXHIBIT 10.2

Electrosource, Inc.


                      AMENDMENT NUMBER ONE
                               TO
                     STOCK PURCHASE WARRANT
              To Purchase Shares of Common Stock of
                       ELECTROSOURCE, INC.
                    Expiring January 23, 1999

August 18, 1998                                  No.  ___________

      Warrant to Purchase _________ shares of Common Stock

     As of January 23, 1997, the undersigned, Electrosource, Inc. (the "Company"), a Delaware corporation, for good and valuable consideration granted to _______________ ("Purchaser") a warrant to acquire shares of Common Stock in the Company. The Stock Purchase Warrant ("Warrant") dated January 23, 1997, was granted pursuant to the terms of a Subscription Agreement ("Subscription Agreement") dated as of January 23, 1997, between the Company and the Purchaser. This Amendment Number One to the Warrant incorporates all provisions of that Subscription Agreement herein by reference.

      1. Warrants. The Company originally granted to Purchaser the exclusive option to purchase from the Company all or any part of an aggregate of __________________ (_______) shares ("Shares")
of Common Stock of the Company at the exercise price of _______ and ___/100 Dollars ($__________) per share.

          This Amendment Number One hereby adjusts the exercise price to $2.5630 per share, as approved by the Board of Directors at their regularly scheduled meeting held August 18, 1998.

      2.   Term.  The original Warrant terminates at 5:00 o'clock
P.M., San Marcos, Texas time, two years after its date of grant, January 23, 1999.

          This Amendment Number One hereby extends the termination date to five years from the date of grant to January 23, 2004, as approved by the Board of Directors at their regularly scheduled meeting held August 18, 1998.

           The Warrant is not otherwise amended or modified in any respect.

     IN WITNESS WHEREOF, the parties have executed this Amendment
One as of the _____ day of ____________, 1998.

ELECTROSOURCE, INC.                PURCHASER


By:__________________________      _____________________________
   Michael G. Semmens              (Printed name)
   Chairman, President and CEO

The above form of Amendment Number One to Stock Purchase Warrant was issued to the following:

125,000   Michael G. Semmens
25,003    James M. Rosel
50,000    William F. Griffin
25,003    Chris Morris
25,003    Mary Beth Koenig
25,019    Joseph U. Barton
25,019    Thomas U. Barton
150,117   Collins Capital Diversified Fund LP
15,094    Audrey T. Dearing
1,000     Langhorne Reid, III
55,625    Langhorne Reid, III
10,000    Eve Murphy Reid
9,000     Fred B. Dulock
9,000     Fred B. Dulock
7,500     Bill Kemp
7,500     Bill Kemp
12,750    James R. Phllips, Jr.
6,000     Compton Family Partners Ltd.
4,500     Bill N. Goss
3,000     Bill N. Goss